Exhibit 10.4

NON-COMPETITION AGREEMENT

This NON-COMPETITION AGREEMENT (the “Agreement”) is made and entered into as of this 4th day of August, 2023, by and among GEN Restaurant Group, Inc., a Delaware corporation (the “Company”), and David Kim (“Covenantor”).

RECITALS

WHEREAS, Pursuant to that certain Master Restructuring Agreement, dated as of June 26, 2023 (the “Reorganization Agreement”), Covenantor has become a shareholder and officer of the Company;

WHEREAS, the business of the Company, as currently conducted, is the business of owning and operating a Korean barbeque restaurant chain (the “Business”);

WHEREAS, the Company intends to engage in the Business worldwide;

WHEREAS, pursuant to the Reorganization Agreement, it is a condition precedent to the Company’s obligations under the Reorganization Agreement that Covenantor shall have executed and delivered this Agreement in favor of the Company and its respective Affiliates;

WHEREAS, because Covenantor has considerable knowledge, business contacts and expertise relating to the Business and the Asian restaurant business in general, if Covenantor were to compete with the Company or any of its Affiliate’s operation of the Business, the Company would be deprived of the full benefit of any reputation or goodwill associated with the Business, as the Business may exist on and after the date hereof; and

WHEREAS, the covenants provided herein are material, significant and essential to effecting the transactions contemplated by the Reorganization Agreement, and good and valuable consideration under the Reorganization Agreement has been transferred from the Company to Covenantor in exchange for such covenants.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the terms and provisions of this Agreement, and instruments related thereto, the receipt and sufficiency of such consideration being hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1. Covenant Not to Compete. From the date of this Agreement until the fifth (5th) anniversary of the date Covenantor is no longer employed by the Company and is no longer a member of the Board of Directors of the Company (the “Term”), each of Covenantor and his Affiliates shall not, directly or indirectly, for such person’s own account or for the account of others, as an officer, director, stockholder, owner, partner, promoter, consultant, advisor, employee or otherwise, participate in the promotion, financing, ownership, operation or management of, or assist in, furnish advice with respect to, or carry on through a proprietorship, partnership, joint venture, corporation, or other form of business entity or otherwise, that is engaged in, or planning to engage in, a Competing Business, and shall not, directly or indirectly, except on behalf of the Company and its respective Affiliates:

(a) otherwise engage, invest, participate or be interested in a Competing Business worldwide; or

(b) have any interest in, own, manage, operate, control, be connected with as a stockholder (other than as a stockholder of less than one percent (1%) of the issued and outstanding stock of a publicly held corporation), joint venturer, officer, director, agent, lender, representative, partner, employee or consultant, or otherwise engage or invest or participate in any business also conducting the Business or any Competing Business, whether conducted by the Company, any of its Affiliates or any of its successors or any third party worldwide; or

(c) solicit or hire any existing or future employee of the Company, the Business or any of their respective successors, including during the six months following the termination of the employment of such employees, or encourage or aid such employees to terminate their employment with the Company or the Business or any of their respective successors; or

(d) accept any business from any material customer or supplier of the Company or any of its Affiliates, solicit or encourage any such person to terminate or adversely alter in any material respect any relationship such person may have with the Company, any of its Affiliates or any of their successors or solicit or encourage any such person for any purpose related to the Business; or

(e) promote or assist, financially or otherwise, any person, firm, association, corporation or other entity engaged in a Competing Business, including, without limitation, by entering into a distribution agreement between a Competing Business and an Affiliate of Covenantor; or

(f) disparage, criticize or defame the Company, the Business or any of their respective successors, either publicly or privately; or

(g) engage in any business involving the wholesaling of meats other than through the Company; or

(h) cause the Company to enter into any new distribution agreement with an Affiliate of the Covenantor not existing on the date hereof, which existing distribution agreements shall be subject to review by the Company on an annual basis.

For purposes of this Agreement, (a) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (for clarity, an investment fund, vehicle or account shall be deemed to be an Affiliate of all other investment funds, vehicles and accounts under common management, directly or indirectly, with such Person); provided, that for purposes of this Agreement, no Holder shall be deemed an Affiliate of the Corporation or any of its Subsidiaries and (b)

“Competing Business” means a business that is either an Asian restaurant concept (excluding any Japanese restaurant concept) or a restaurant concept that involves grilling, including using grills in the center of a table, and/or barbequing of meats in any location worldwide.

Notwithstanding anything to the contrary provided in this Agreement, Covenantor shall have the unrestricted right to operate or own, at any time during the Term or thereafter, each current restaurant that is operated or owned by the Covenantor separate from the Company, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever, to the extent such restaurant is listed in Schedule A attached hereto (the “Permitted Restaurants”), and such engagement of the Permitted Restaurants shall not be deemed a breach of this Agreement; provided that Covenantor shall not be entitled to expand any such business or relationship or open any additional new restaurants in connection with the Permitted Restaurants, unless (i) such Permitted Restaurant is more than 15 miles away from any restaurant owned or operated by the Company or (ii) such Permitted Restaurant is a sushi restaurant.

2. Injunctive Relief. The parties hereto agree that (a) due to the unique nature of the services and capabilities of Covenantor, damages would be an inadequate remedy for the Company and its Affiliates in the event of breach or threatened breach of this Agreement, (b) any such breach may allow Covenantor to unfairly compete with the Company, resulting in irreparable harm to the Company and (c) in any such event, the Company and its Affiliates shall be entitled to appropriate equitable relief, in addition to whatever remedies they might have at law, and may, either with or without pursuing any potential damage remedies, immediately obtain and enforce an injunction, including, without limitation, a temporary restraining order or preliminary injunction, prohibiting Covenantor from violating this Agreement in any available forum without waiving the rights under Section 10 below. Further, the Company shall be entitled to indemnification by Covenantor from any loss or harm, including, without limitation, attorneys’ fees, including attorneys’ fees on appeal, and costs of suit, in connection with any breach, or any enforcement, of Covenantor’s obligations pursuant to this Agreement.

3. Enforceability; Reasonableness.

(a) Without limitation, the parties agree and intend that the covenants contained in this Agreement shall be deemed to be a series of separate covenants and agreements, one for each and every state, province, county or political subdivision of each applicable state of the United States, and for each and every territory worldwide. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. Accordingly, if any provision in this Agreement or deemed to be included herein shall be adjudicated to be invalid or unenforceable, such provision, without any action on the part of the parties hereto, shall be deemed amended to delete or to modify (including, without limitation, a reduction in duration, geographical area or prohibited business activities) the portion adjudicated to be invalid or unenforceable, such deletion or modification to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made, and such deletion or modification to be made only to the extent necessary to cause the provision as amended to be valid and enforceable.

(b) Covenantor agrees and acknowledges that the covenants of Covenantor contained herein are reasonably necessary for the protection of the Company’s interests under the Reorganization Agreement, including the full benefit of any reputation or goodwill associated with the Business as the Business may exist on and after the date hereof, and are not unduly restrictive upon Covenantor.

4. Amendment; Assignment. This Agreement may be amended only by a written instrument signed by each of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any third person (other than the Affiliates of the Company and the Company, which Affiliates are hereby expressly made third party beneficiaries of this Agreement) any rights or remedies under or by reason of this Agreement. This Agreement may be terminated prior to the expiration of the Term only upon the written agreement of all of the parties hereto. No waiver of any provision of this Agreement shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Covenantor without the prior written consent of the Company, or by the Company without the prior written consent of Covenantor, except that the Company may, without such consent, assign the rights hereunder to an Affiliate of the Company or a third party acquiring all of the capital stock or all or substantially all of the assets of the Company; provided, however, that no such assignment shall release the Company from any of its obligations under this Agreement.

5. Entire Agreement. This Agreement constitutes the full and complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements with respect to the subject matter hereof.

6. Notices. All notices and other communications provided for herein shall be deemed validly given, made or served if in writing and delivered personally or sent by certified mail, postage prepaid, or by overnight courier, or by telex, telecopier or telegraph, charges prepaid as follows:

If to the Company:

GEN Restaurant Group, Inc.

11472 South Street

Cerritos, CA 90703

Telephone: (562) 356-9929

If to Covenantor:

David Kim

11480 South St. Ste. 205

Cerritos, CA 90703

Email: davidkim@genbbqoffice.com

Any party may, from time to time, designate any other address to which any such notice to such party shall be sent. Notices mailed as provided herein shall be deemed given on receipt or refusal of an otherwise proper delivery.

7. Governing Law; Forum. This Agreement and all disputes or controversies arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to principles of conflicts of laws. Each party agrees that it shall bring any litigation with respect to any claim arising out of or related to this Agreement, exclusively in the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the state and federal courts in the State of Delaware) (together with the appellate courts thereof, the “Chosen Courts”). In connection with any claim arising out of or related to this Agreement, each party hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection that such party may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or as not having jurisdiction over either the Company or the Covenantor, (iv) agrees that service of process in any such action or proceeding shall be effective if notice is given in accordance with Section 6, although nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law and (v) agrees not to seek a transfer of venue on the basis that another forum is more convenient. Notwithstanding anything herein to the contrary, (A) nothing in this Section 7 shall prohibit any party from seeking or obtaining orders for conservatory or interim relief from any court of competent jurisdiction and (B) each party agrees that any judgment issued by a Chosen Court may be recognized, recorded, registered or enforced in any jurisdiction in the world and waives any and all objections or defenses to the recognition, recording, registration or enforcement of such judgment in any such jurisdiction.

8. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and to the extent expressly provided herein, to their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

9. Nondisclosure of Confidential Information.

(a) Covenantor acknowledges that, during his provision of services to the Company, he has learned and had access to confidential information regarding the Company and its Affiliates, including, without limitation, (i) confidential or secret plans, programs, documents, agreements or other material relating to the business, services or activities of the Company and its Affiliates and (ii) market reports, customer and vendor reports, customer lists and other similar information that is proprietary information of the Company or its Affiliates, in each case other than information which is publicly known (collectively referred to as “Confidential Information”). Covenantor acknowledges that such Confidential Information as acquired and used by the Company or its Affiliates is a special, valuable and unique asset. All records, files, materials and Confidential Information obtained by Covenantor during the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company or its Affiliates, as the case may be. Covenantor shall not during the Term of this Agreement, for any reason, use the Confidential Information for his own benefit or the benefit of any person or entity with which he may be associated or, subject to the following sentence, disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of the Company, except in the course of appropriately performing his duties of employment with the Company or its Affiliates, unless such Confidential Information previously shall have become public knowledge through no action by or omission of Covenantor. Notwithstanding the foregoing, Covenantor may disclose such Confidential Information if such disclosure is required by law and then only with as much prior written notice to the Company as is practical under the circumstances.

(b) Covenantor shall not during the Term of this Agreement, for any reason, furnish to any other entity or person any proposal or idea previously submitted to the Company or its Affiliates by Covenantor or developed by Covenantor, except after compliance with the Company’s policy on such conflicts of interest.

10. Captions. The captions used herein are for ease of reference only and shall not define or limit the provisions hereof.

11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year written above.

COMPANY:

GEN RESTAURANT GROUP, INC., a Delaware corporation

By:	/s/ Thomas Croal
Name: Thomas Croal
Title: Chief Financial Officer

COVENANTOR:

By:	/s/ David Kim
Name: David Kim

Signature Page to Non-Competition Agreement

SCHEDULE A

1.	Kayak Cafe

2.	Yarikuri Sushi

3.	Awiwi Hawaiian Grill

4.	Gelato and Chill

5.	Island Bodega

Schedule A